FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
THIRD QUARTER 2019

Columbus, Ohio - October 29, 2019 - Diamond Hill Investment Group, Inc. (the "Company," "we," "our") (NASDAQ:DHIL) today reported unaudited results for the quarter ended September 30, 2019 and filed its Form 10-Q.

Selected Income Statement Data
(in thousands, except per share figures)

	Three Months Ended September 30,
	2019	2018	% Change
Revenue	34,592	37,472	(8)%
Operating expenses	21,835	20,556	6%
Net operating income	12,757	16,916	(25)%
Investment income, net	2,822	5,210
Income before taxes	15,579	22,126	(30)%
Income tax expense	(4,063)	(5,727)	(29)%
Net income	11,516	16,399	(30)%
Net income attributable to redeemable noncontrolling interest	(99)	(1,191)
Net income attributable to common shareholders	$11,417	$15,208	(25)%

Earnings per share attributable to common shareholders - diluted	$3.35	$4.31	(22)%

	Nine Months Ended September 30,
	2019	2018	% Change
Revenue	100,717	111,181	(9)%
Operating expenses	64,747	59,712	8%
Net operating income	35,970	51,469	(30)%
Investment income, net	23,627	7,217
Income before taxes	59,597	58,686	2%
Income tax expense	(14,367)	(14,446)	(1)%
Net income	45,230	44,240	2%
Net income attributable to redeemable noncontrolling interest	(3,685)	(1,672)
Net income attributable to common shareholders	$41,545	$42,568	(2)%

Earnings per share attributable to common shareholders - diluted	$12.00	$12.11	(1)%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As Of
	September 30, 2019	December 31, 2018
Total cash and corporate investments held directly by DHCM	$212,864	$196,545
Total assets	289,711	325,728
Total liabilities	55,827	67,472
Redeemable noncontrolling interest	10,662	62,680
Shareholders equity	223,222	195,576
Book value per share	$65.58	$55.89

	For the Three Months Ended September 30,
(in millions)	2019	2018
AUM at beginning of the period	$21,612	$21,827
Net cash inflows (outflows)
proprietary funds	327	(158)
sub-advised funds	50	(130)
separately managed accounts	(45)	(82)
	332	(370)
Net market appreciation and income	259	1,172
Increase during the period	591	802
AUM at end of the period	$22,203	$22,629

	Change in Assets Under Management
	For the Nine Months Ended September 30,
(in millions)	2019	2018
AUM at beginning of the period	$19,108	$22,317
Net cash inflows (outflows)
proprietary funds	(488)	(332)
sub-advised funds	185	(3)
separately managed accounts	(216)	(171)
	(519)	(506)
Net market appreciation and income	3,614	818
Increase during the period	3,095	312
AUM at end of the period	$22,203	$22,629

Special Dividend:
The Company today announced that its board of directors has approved a $9.00 per share special cash dividend to shareholders of record on December 2, 2019 payable December 10, 2019. The Company expects 100% of the distribution to be classified as a qualified dividend.
While this is the twelfth consecutive year that the company has paid a special dividend, there can be no assurance that the Company will pay a dividend in the future. The board of directors and management continually review various factors to determine whether the Company has capital in excess of that required for the business and the appropriate use of any excess capital. The factors considered include the Company's investment opportunities, the Company's risks, and future dividend and capital gain tax rates. The board of directors has also authorized its management to repurchase the Company's common shares having an aggregate purchase price up to $50.0 million, of which $19.5 million is remaining as of September 30, 2019. The authority to repurchase shares will be exercised from time to time as market conditions warrant and is subject to regulatory considerations.
Evaluating management's stewardship of capital for shareholders is a central part of our intrinsic value investment discipline that we practice for our clients. We hold ourselves to the same standard that we look for when evaluating investments for our clients.

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $22.2 billion in assets under management as of September 30, 2019.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
As supplemental information, we are providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). We believe the non-GAAP measures below are useful measures of our core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate comparison to our peers. These non-GAAP measures should not be a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three and nine months ended September 30, 2019 and 2018, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2019	2018	2019	2018
Total revenue	$34,592	$37,472	$100,717	$111,181

Net operating income, GAAP basis	$12,757	$16,916	$35,970	$51,469
Non-GAAP adjustment:
Gains on deferred compensation plan investments, net(1)	357	983	4,052	923
Net operating income, as adjusted, non-GAAP basis(2)	13,114	17,899	40,022	52,392
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(3,442)	(4,896)	(10,284)	(13,275)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$9,672	$13,003	$29,738	$39,117

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$2.83	$3.68	$8.59	$11.13
Diluted weighted average shares outstanding, GAAP basis	3,412	3,532	3,461	3,515

Operating profit margin, GAAP basis	37%	45%	36%	46%
Operating profit margin, as adjusted, non-GAAP basis(6)	38%	48%	40%	47%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Quarterly Report on Form 10-Q and in our press releases are discussed under "Item 1A. Risk Factors" and elsewhere in the 2018 Annual Report and include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the SEC.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com